Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
CRA International, Inc.	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL ANNOUNCES SECOND-QUARTER
FISCAL 2008 FINANCIAL RESULTS

Previously Announced Restructuring Items Result in GAAP Net Loss of $0.05 Per Share; Company Achieves 6% Revenue Growth and Non-GAAP Net Income of $0.48 Per Share

BOSTON, June 5, 2008 – CRA International, Inc. (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for its fiscal second quarter ended May 9, 2008.

Revenue for the second quarter of fiscal 2008 increased to $93.8 million compared with $88.3 million for the second quarter of fiscal 2007.  Including the effects of pre-tax expenses of $8.7 million related to employee separation, office closure costs, and the divestiture of the majority of the Company’s Australia and New Zealand practices, the GAAP net loss for the second quarter of fiscal 2008 was $512,000, or ($0.05) per diluted share.  Excluding the items mentioned above and taking into account the related tax effect of $3.1 million, non-GAAP net income for the second quarter of fiscal 2008 was $5.2 million, or $0.48 per diluted share.  For the second quarter of fiscal 2007, GAAP net income was $6.7 million, or $0.53 per diluted share, which included a net reduction in the tax provision of $1.8 million, or $0.14 per share, related to the conclusion of an Advance Pricing Agreement the Company entered into with the IRS.  Excluding the effect of the Advance Pricing Agreement, non-GAAP net income for the second quarter of fiscal 2007 was $4.8 million, or $0.39 per diluted share.

On a GAAP basis, weighted average diluted shares outstanding used to calculate the GAAP loss per share in the second quarter of fiscal 2008 were 10.6 million, versus 12.5 million on a GAAP basis in the second quarter of fiscal 2007.  On a non-GAAP basis, diluted shares outstanding for the second quarter of 2008 were 10.8 million versus 12.5 million on a non-GAAP basis for the second quarter of fiscal 2007.  A complete reconciliation between net income/loss and net income/loss per share on a GAAP basis and a non-GAAP basis is provided in the financial tables at the end of this release.

Revenue for the first two quarters of fiscal 2008 increased to $180.0 million, compared with $171.6 million in the same period a year earlier.  GAAP net income for the first two quarters of fiscal 2008 was $2.6 million, or $0.24 per diluted share, compared with $13.7 million, or $1.09 per diluted share, in the same period in fiscal 2007.  Excluding the second-quarter items mentioned above, as well as an additional $625,000 in pre-tax employee separation costs in the first quarter of fiscal 2008, non-GAAP net income for the first two quarters of fiscal 2008 was $8.9 million, or $0.80 per diluted share, compared with non-GAAP net income of $11.9 million, or $0.95 per diluted share in the first two quarters of fiscal 2007.

Weighted average diluted shares outstanding used to calculate earnings per share in the first two quarters of fiscal 2008 were 11.1 million, versus 12.6 million in the first two quarters of fiscal 2007.

Comments on the Second Quarter

As previously announced, CRA exited or divested a number of lines of business during the first half of fiscal 2008, including the majority of its Asia Pacific operation and part of its Forensics practice in London. The 2008 second-quarter results include less than a full quarter of revenues from these lines of business as compared to the second quarter of 2007.

“Our overall revenue increase during the quarter was led by strong growth in our Litigation & Applied Economics platform,” said James C. Burrows, CRA’s president and chief executive officer.  “Our performance in Litigation & Applied Economics was driven by substantial revenue increases in our Competition and Intellectual Property practices as well as continued growth in our Labor and Employment practice, which has steadily increased for three consecutive quarters since it was launched in the third quarter of fiscal 2007.  Our Finance platform benefited from increased activity in sub-prime and credit crisis investigation and litigation work.  However, our performance in the platform was offset by a slowdown in our Forensics practice, which was affected by the timing of projects and the divestiture of certain non-core lines of business in the UK and Australia earlier in the quarter/year.  Revenues of our Business Consulting platform declined, compared to the second quarter of 2007, as the platform was still affected by a decline in revenues in Europe and the Middle East.  However, revenues of the Chemicals and Petroleum practice, including revenues from Europe and the Middle East, rebounded significantly from the Q1 levels.”

The Company’s utilization rate in the second quarter was 74 percent, compared with 75 percent in the same period in fiscal 2007 and 70 percent in the first quarter of fiscal 2008.  “The sequential increase in utilization contributed to our revenue growth and reflects our efforts to better align our cost structure through headcount reductions and office consolidation and closures, particularly in our overseas operations,” said Burrows.

“Our second-quarter operating income reflects a strong contribution from our North America operations and a loss in our combined international operations, although the international loss, excluding restructuring charges, was significantly less than the loss in the first quarter,” said Burrows.  “Our second-quarter effective tax rate also was adversely affected by losses outside our North American locations.  The strategic decision to reduce our overseas headcount, divest the majority of our Australia/New Zealand operations and realign some of our less profitable foreign operations has already reduced the losses in our international operations on a non-GAAP basis as compared to the first quarter of fiscal 2008.  We expect this strategy will continue to improve our international performance.”

“During the quarter, we made good progress with cost-cutting efforts designed to better balance our workforce with market demand as evidenced by the substantial decline in SG&A expense as a percentage of revenue, after adjusting for restructuring items,” said Burrows.  “Among these cost reduction initiatives was the successful consolidation of our Palo Alto and London offices.  We are pursuing additional reductions in SG&A expenses during the balance of the year.”

The table below represents a summary of the costs and estimated savings CRA will incur in connection with the restructuring activities discussed above.

SUMMARY OF FY2008 RESTRUCTURING COSTS ($000)

	Q2	Total for First Half FY 2008	Estimated Annual Cost Savings
Employee Separation and Other Compensation	$2,152	$2,777	$8,300
Office Closures	$4,571	$4,571	$2,400
Australia / New Zealand Practice Divestitures	$2,012	$2,012		(1)
Total	$8,735	$9,360	$10,700

(1) Estimated annual cost savings are expected to approximate the estimated revenues.  Accordingly, no net savings are included.

Outlook

“We believe the strategic initiatives that we implemented in the first half of the year provide a solid foundation for profitable growth going forward,” Burrows said.  “In spite of the U.S. economic downturn, we have experienced a continued flow of antitrust, competition and M&A work.”

Conference Call Information

CRA International will host a conference call this morning at 9:00 a.m. ET to discuss its second-quarter fiscal 2008 financial results.  To listen to a live webcast of the call, please visit the Company’s website at www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8328 or (877) 407-5790.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

About CRA International

Founded in 1965, CRA International is a leading provider of economic and financial expertise and management consulting services.  Working with businesses, law firms, accounting firms, and governments, CRA is the preferred consulting firm for complex assignments with pivotal and high-stakes outcomes.  The firm is distinguished by a unique combination of credentials: deep vertical experience in a variety of industries; broad horizontal expertise in a range of functional disciplines; and rigorous economic, financial, and market analysis.  CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  Headquartered in Boston, the firm has sixteen offices within the United States and seven offices in Canada, Europe, the Middle East, and the Asia Pacific region.  Detailed information about CRA is available at www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP net income, non-GAAP net income per share and non-GAAP diluted shares outstanding figures.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these one-time costs and tax provision credit is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first and second quarters of fiscal 2008, the Company has excluded costs associated with the divesting or shutting down of the majority of the Company’s Australian and New Zealand- based operations, office closures, and employee separation and other compensation associated with a workforce reduction.  For the second quarter of fiscal 2007, the Company has excluded the reduction in income taxes related to the conclusion of an Advance Pricing Agreement the Company entered into with the IRS.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

(In thousands, except per share data)

	Twelve Weeks Ended May 9, 2008			Twelve Weeks Ended May 11, 2007
		Adjustments to	Non-GAAP		Adjustments to		Non-GAAP
	GAAP Results	GAAP Results	Results	GAAP Results	GAAP Results		Results

Revenues	$93,843	$—	$93,843	$88,315	$—		$88,315
Costs of services	64,152	2,308 (1)	61,844	56,199	—		56,199
Gross profit	29,691	(2,308)	31,999	32,116	—		32,116

Selling, general and administrative expenses	28,780	6,427 (1)	22,353	23,216	—		23,216
Income from operations	911	(8,735)	9,646	8,900	—		8,900

Interest and other income (expense), net	72	—	72	583	—		583
Income before provision for income taxes and equity method investment gain (loss)	983	(8,735)	9,718	9,483	—		9,483
Provision for income taxes	(1,408)	3,069 (1)	(4,477)	(2,606)	1,811	(2)	(4,417)
Income before equity method investment gain (loss)	(425)	(5,666)	5,241	6,877	1,811		5,066
Equity method investment gain (loss), net of tax	(87)	—	(87)	(225)	—		(225)
Net income (loss)	$(512)	$(5,666)	$5,154	$6,652	$1,811		$4,841

Net income (loss) per share:
Basic	$(0.05)		$0.48	$0.58			$0.42
Diluted	$(0.05)		$0.48	$0.53			$0.39

Weighted average number of shares outstanding:
Basic	10,637		10,637	11,527			11,527
Diluted	10,637 (3)		10,849 (3)	12,547			12,547

(1) During the twelve weeks ended May 9, 2008, the Company incurred pre-tax expenses of $8.7 million and related provision for income taxes of $3.1 million associated with a series of initiatives designed to reduce the Company's operating expenses and improve its utilization rate.  The initiatives include divesting or shutting down the majority of the Company's Australian and New Zealand- based operations, office closures, and employee workforce reduction.  The following is a breakdown of the $8.7 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$1,819	$333	$2,152
Office Closures	—	4,571	4,571
Australia/New Zealand Practice Divestitures	489	1,523	2,012
Total	$2,308	$6,427	$8,735

(2) During the twelve weeks ended May 11, 2007, the Company recorded a net reduction in the tax provision of $1.8 million related to the conclusion of an advance pricing agreement the Company entered into with the IRS.

(3) Approximately 212,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the second quarter of fiscal 2008 but they are included in the non-GAAP results because they are dilutive.

	Twenty-four Weeks Ended May 9, 2008			Twenty-four Weeks Ended May 11, 2007
		Adjustments to	Non-GAAP		Adjustments to		Non-GAAP
	GAAP Results	GAAP Results	Results	GAAP Results	GAAP Results		Results

Revenues	$179,966	$—	$179,966	$171,637	$—		$171,637
Costs of services	120,492	2,910 (1)	117,582	107,889	—		107,889
Gross profit	59,474	(2,910)	62,384	63,748	—		63,748

Selling, general and administrative expenses	52,739	6,450 (1)	46,289	43,233	—		43,233
Income from operations	6,735	(9,360)	16,095	20,515	—		20,515

Interest and other income (expense), net	641	—	641	1,194	—		1,194
Income before provision for income taxes and equity method investment gain (loss)	7,376	(9,360)	16,736	21,709	—		21,709
Provision for income taxes	(4,656)	3,069 (1)	(7,725)	(7,660)	1,811	(2)	(9,471)
Income before equity method investment gain (loss)	2,720	(6,291)	9,011	14,049	1,811		12,238
Equity method investment gain (loss), net of tax	(95)	—	(95)	(332)	—		(332)
Net income (loss)	$2,625	$(6,291)	$8,916	$13,717	$1,811		$11,906

Net income per share:
Basic	$0.25		$0.83	$1.19			$1.03
Diluted	$0.24		$0.80	$1.09			$0.95

Weighted average number of shares outstanding:
Basic	10,703		10,703	11,518			11,518
Diluted	11,122		11,122	12,570			12,570

(1) During the twenty-four weeks ended May 9, 2008, the Company incurred pre-tax expenses of $9.4 million and related provision for income taxes of $3.1 million associated with a series of initiatives designed to reduce the Company’s operating expenses and improve its utilization rate.  The initiatives include divesting or shutting down the majority of the Company’s Australian and New Zealand- based operations, office closures, and employee workforce reduction.  The following is a breakdown of the $9.4 million (in thousands):

	Cost of services	Selling, general and administrative expenses	Total
Employee Separation and Other Compensation	$2,421	$356	$2,777
Office Closures	—	4,571	4,571
Australia/New Zealand Practice Divestitures	489	1,523	2,012
Total	$2,910	$6,450	$9,360

(2) During the twenty-four weeks ended May 11, 2007, the Company recorded a net reduction in the tax provision of $1.8 million related to the conclusion of an advance pricing agreement the Company entered into with the IRS.

 CRA INTERNATIONAL, INC.

 CONSOLIDATED BALANCE SHEETS

 (In thousands)

	May 9,	November 24,
	2008	2007

Assets
Cash and cash equivalents	$93,862	$100,516
Accounts receivable and unbilled, net	111,121	130,954
Other current assets	31,215	16,924
Total current assets	236,198	248,394

Property and equipment, net	24,987	27,932
Goodwill and intangible assets, net	165,924	159,262
Other assets	13,593	18,333
Total assets	$440,702	$453,921

Liabilities and shareholders’ equity
Current liabilities	$84,123	$98,762
Long-term liabilities	112,961	104,077
Total liabilities	197,084	202,839

Total shareholders’ equity	243,618	251,082
Total liabilities and shareholders’ equity	$440,702	$453,921